Exhibit 10.4

LEASE

THIS LEASE, made this 1st day of June, 2007, by and between MERRITT/BAVAR-VA, LLC, a Maryland limited liability company, hereinafter called “Landlord,” and TESSCO Technologies, Inc. hereinafter called “Tenant.”

WITNESSETH, that in consideration of the rentals hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does hereby rent from the former the following premises (hereinafter sometimes called the “premises”):

BEING all those premises containing approximately 65,940 rentable square feet,  the square footage is calculated per BOMA’s Standard Method for Measuring SQFT in Industrial Buildings using the Exterior Wall Methodology (Method “A”), and outlined in red on the Lease Plan attached hereto as Exhibit A, within the building (hereinafter sometimes called the “Building”) known as 10999 McCormick Road, Hunt Valley, MD 21031, within the development known as the “Hunt Valley Business Center” (the “Property”), which Property includes the Building and the common areas and facilities relating thereto.

This Lease is made subject to the following additional terms, covenants and conditions:

1.                                      Term.

The term of this Lease shall be for a period of forty-nine (49) months, beginning on July 1, 2007 and terminating on July 31, 2011.  Landlord agrees that it will, at its sole cost and expense, as soon as reasonably possible after the execution of this Lease, commence and pursue to completion the Landlord’s Work set forth on Exhibit B, which Landlord estimates to be July 1, 2007.

2.                                      Payment of Rental.

(a)                                  The rent reserved under this Lease shall constitute a net payment to Landlord over and above Tenant’s proportionate share (as hereinafter defined) of all costs and expenses attributable to the Property during the term of this Lease.

(b)                                 The base rental shall be as follows:

Term:	Annual Rate:	Monthly Rate:	Per Sq. Ft.:
Month 1	N/A	-0-	-0-
Months 2-13	$428,610.00	$35,717.50	$6.50
Months 14-25	$439,160.40	$36,596.70	$6.66
Months 26-37	$450,370.20	$37,530.85	$6.83
Months 38-49	$461,580.00	$38,465.00	$7.00

Commencing on August 1, 2007, Tenant covenants and agrees to pay all rentals reserved hereunder to Landlord, without notice or demand, in advance on the first day of each month during the term of this Lease, without setoff or deduction.  The rental for the fractional monthly periods at the beginning or at the end of each Lease year shall be prorated on a per diem basis and shall be payable on the first (1st) day of the month in advance.

(c)                                  All rentals shall be paid to MERRITT/BAVAR-VA, LLC at 2066 Lord Baltimore Drive, Baltimore, Maryland 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

3.                                      Use.

Tenant covenants and agrees to use and occupy the premises solely for the following purposes:  distribution, light manufacturing, and warehouse, together with ancillary offices for the use of Tenant, its officers, agents and employees.  Tenant agrees to comply with all applicable zoning and other laws and regulations applicable to Tenant’s specific use of the premises, and provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required from time to time.  Tenant further agrees not to make, or cause or permit to be made, any use of the premises which shall constitute a nuisance or shall materially interfere with the rights of other tenants in the Building to quietly enjoy, use and occupy the premises leased by them and the common areas of the Building.  Tenant will not permit, allow or cause any public or private auction sales or sheriffs’ or constables’ sales to be conducted on or from the premises.

4.                                      Services and Utilities.

(a)                                  Water and Utilities:  Landlord agrees to provide water and other utility services for the Building subject to the provisions of paragraph 4(d) hereof.  Tenant agrees to pay monthly payment addressed in Section 5 (e) as additional rent Tenant’s pro rata share of water rent and sewer service charges chargeable to the Building based upon the size of the premises in proportion to the total square footage of the Building, unless such utilities are separately metered in which event Tenant shall pay the metered charges.  If, in Landlord’s sole judgment, the water and sewer charges for the premises are substantially higher than normal due to Tenant’s water usage, then Tenant agrees that it will, upon written notice from Landlord, install a water meter, at Tenant’s expense, and thereafter pay all water charges for the premises based on such meter readings.  Tenant shall pay all costs of electricity, gas, telephone and other utilities used or consumed on the premises, together with all taxes, levies or other charges on such utilities.  If Tenant defaults in payment of any such utilities, charges or taxes, Landlord may, at its option, pay the same for and on Tenant’s account, in which Tenant shall promptly reimburse Landlord therefor.

(b)                                 HVAC Maintenance, Trash Removal, Common Area Lighting:  Landlord agrees to provide the following services: (i) maintenance, repair and replacement  of the HVAC system serving the premises; (ii) trash removal from the dumpster located on the exterior of the building, it being understood that Tenant shall have the obligation to remove all trash from the premises and place the same within the dumpster; and (iii) reasonable Building and exterior site maintenance and illumination of the parking and common areas within the property, including snow and ice removal.  Tenant agrees to pay its pro rata share of the cost of all of the foregoing services (excluding HVAC repair or replacement which shall be paid solely by Landlord) as part of “Operating Costs” as set forth in Section 5 hereof.

(c)                                  Specialty HVAC Maintenance:  Tenant shall maintain and repair Tenant’s separate HVAC equipment and other separate climate control equipment for any computer or similar equipment, if any, designed specifically for Tenant (e.g. for a computer or telephone room), whether the same was installed initially, or at a later date, by Landlord or by Tenant.

(d)                                 Failure to Furnish Services:  Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent be abated by reason of (i) the installation, use of interruption of use of any equipment in connection with the furnishing of any of the services to be furnished by Landlord as set forth in this Lease; (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the premises or Building and such failure or delay lasts for a period of less than seventy-two (72) consecutive hours; or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, gas or any other form of energy serving the premises of Building.  Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services.

Notwithstanding the above, Notwithstanding anything to the contrary contained in this Lease, if any utility service to the Leased Premises is interrupted due to Landlord’s for more than seventy-two (72) consecutive hours, then commencing with the first full business day thereafter, there shall be an equitable abatement of minimum annual rental and all Additional Rent and utility charges for the utility so affected reflecting the extent of Tenant’s ability to conduct business in the premises is impaired.  If any utility service to the premises is interrupted for more than thirty (30) consecutive days, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord.

5.                                      Operating Costs.

(a)                                  Generally:  “Operating Costs” are the costs of managing, operating and insuring the Building and all common areas and facilities within the Property and of maintaining the exterior of the Building and all common areas, including, but not limited to, loading areas, parking areas, pavements (excluding any repaving) and walkways, landscaping, gardening, storm drainage and other utility systems; trash removal services furnished by Landlord with respect to the exterior parking and common areas; the cost of utilities for such common areas and facilities and all utility costs for the Building which are not separately metered; fire protection and security services, if any; traffic control equipment; maintenance of all building systems and equipment, including HVAC; parking lot striping; lighting; sanitary control; removal of snow and ice, and all costs associated with such snow and ice removal (except with respect to a fenced in area, if any, for Tenant, in which event Tenant shall pay all such snow and ice removal costs within the fenced in area), trash, rubbish, garbage and other refuse from the parking and common areas; depreciation on or rentals of machinery and equipment used in such maintenance; the cost of personnel to implement such services; all insurance of whatsoever nature kept, or caused to be kept, by Landlord out of or in connection with the ownership of the Building and common areas, including, but not limited to, insurance insuring the same against loss or damage by, or abatement of rental income resulting from, fire and other such hazards, casualties and contingencies, and liability and indemnity insurance; plus Landlord’s actual administrative and overhead costs in connection therewith not to exceed five percent (5%) of the other costs (excluding Taxes, as defined below).  Such costs shall not include (i) the cost of any capital improvements to the Building as determined under generally accepted accounting principles; and (ii) work which Landlord performs specifically for or at the expense of any tenant of the Building.

(b)                                 Property Taxes:  “Operating Costs” shall also include all taxes and assessments (as hereinafter defined) levied or assessed against the Property and Building (excluding taxes attributable to improvements to other Tenant’s spaces), including all such taxes resulting from an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed, including, without limitation, assessments, fees or charges imposed under any declaration of protective covenants, or similar covenants affecting the Property or any charges or assessments of any community or neighborhood association, all of which assessments, taxes and charges shall be considered “taxes” for the purposes of this paragraph and shall be included in Operating Costs.  Notwithstanding the foregoing, in the event of any new taxes or increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Landlord may, but is not obligated to, require Tenant to pay the entire amount of any increase in taxes resulting from such improvements, alterations or additions.  “Taxes” as used herein shall also include, but not by way of limitation, all paving taxes, special paving taxes, special taxing district assessments and any and all other benefits or assessments which may be levied on the Property or the Building, but shall not include any income tax on the income or rent payable hereunder, capital stock, sales or similar taxes.  “Taxes” shall also include all reasonable expenses incurred by Landlord (including attorneys’ fees and costs) in contesting any increase in, or applying for any reduction of, a tax assessment.

(c)                                  Common Area Maintenance:  “CAM” shall mean the total costs incurred by Landlord for the operation, maintenance, repair, insuring and management of all common facilities within Landlord’s entire property, known as Hunt Valley Business Center and consisting of approximately twelve and seven -tenths (12.7) acres (the “Park”) and/or Park-wide common area charges for which Landlord pays its pro rata share of maintenance costs, including, but not limited to, common roads, snow removal, lighting of common areas, Taxes payable by Landlord, or its successors, with respect thereto and other similar operational and maintenance expenses.  CAM shall not include any Operating Costs.

(d)                                 Proportionate Share of Operating Costs:  Tenant shall pay Landlord its proportionate share of Operating Costs throughout the Lease term, which proportionate share is the same proportion which the rentable square foot area of the premises (65,940 square feet) bears to the total rentable square foot area of the Building (65,940 square feet) or one hundred percent (100%) (“Tenant’s Percentage”).  Tenant shall also pay Landlord its proportionate share of CAM, which shall be determined by dividing the total rentable square foot area of the Building by the total rentable square foot area of all improvements within the Park, and multiplying the same by Tenant’s Percentage.

(e)                                  Estimated Operating Costs:  Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount payable by Tenant in accordance with paragraph (d) above, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the rent reserved pursuant to Section 2 hereof.  Within a reasonable period of time following the end of each annual period of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in paragraph (d), the amount theretofore paid by Tenant, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be.  In the event any balance may be due by Tenant, Tenant shall pay said balance within ten (10) business days from the date of such statement.  In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within ten (10) business days after the date of such statement. Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within fifteen (15) days after submission of each such statement.

6.                                      Repairs and Maintenance.

(a)                                  Except as expressly provided in Exhibit B, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the premises, except for structural, roof, foundation, exterior walls, gutters and downspouts, which shall be repaired or replaced at Landlord’s sole cost, and any work which may be necessary to outfit the premises for Tenant’s occupancy or for the operation of Tenant’s business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense.  Tenant acknowledges that it has fully inspected the premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs of the premises.

(b)                                 Tenant, at Tenant’s sole expense, shall maintain the interior of the premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building standard furnishings and special items and equipment installed by or at the expense of Tenant.

(c)                                  Tenant shall be responsible for all repairs and alterations in and to the premises and Building and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the premises other than such resulting from normal wear and tear; (ii) the installation, removal, use or operation of Tenant’s property in the premises; (iii) the moving of Tenant’s property into or out of the Building; or (iv) any act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees not covered by insurance carried by Landlord.

(d)                                 If Tenant fails to maintain the premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the premises.  If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.  Any amount so expended by Landlord shall be paid by Tenant promptly after demand, with interest from the date of such work, at a rate equal to four (4) percentage points above the prime commercial rate of interest published by the Wall Street Journal closest to the date such work was commenced.  Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the premises by Tenant as a result of performing any such work.

(e)                                  Tenant shall not place a load upon any floor of the premises which exceeds the load per square foot, which such floor was designed to carry, as determined by Landlord’s structural engineer.  Landlord reserves the right to consult with its structural engineer if necessary, in Landlord’s opinion, to resolve any questions concerning this matter, in which event the determination of the engineer shall be conclusive and the cost of any such determination shall be paid for by Tenant upon demand.  Tenant shall not install business machines or mechanical equipment, which cause noise or vibration to such a degree as to be reasonably objectionable to Landlord or other Building tenants.

(f)                                    Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Building or the premises.  Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant’s business in the premises.

(g)                                 Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the premises, or any condition such as excessive moisture which could create an environment conducive to mold growth.

(h)                                 Upon the expiration or earlier termination of this Lease, Tenant shall return the premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear.  Any damage to the premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment shall be repaired by Tenant at Tenant’s expense.  Landlord shall bill Tenant, as promptly as is practicable, for the costs of any cleanup and/or repairs to the premises necessitated by Tenant’s use and occupancy thereof (normal wear and tear excepted) and such costs shall constitute additional rental due and payable hereunder notwithstanding any expiration or termination of this Lease.

7.                                      Compliance with Laws.

Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to Tenant’s use and occupancy thereof.  In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, orders, rules, requirements or recommendations, Landlord or its agents may enter the premises and take all such action and do all such work in or to the premises as may be necessary in order to cause compliance with such laws, orders, rules, requirements or recommendations, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the expense incurred by Landlord in taking such action and performing such work.

8.                                      Assignment and Subletting.

(a)                                  Tenant covenants and agrees not to assign this Lease, in whole or in part, nor sublet the premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof other than to an affiliated entity, without the prior written consent of the Landlord in each instance first had and obtained.  If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease.  In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess as is received by Tenant from such assignee or sublessee.  Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting.  An assignment for the benefit of Tenant’s creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant’s interest under this Lease unless Landlord shall have first consented thereto in writing.

(b)                                 In the event Tenant desires to assign this Lease or to sublease all or any substantial portion of the premises to an assignee for which Landlord’s consent is required, Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease.

(c)                                  Notwithstanding any other provisions set forth in this Lease, in the event of a “Transfer” (as hereinafter defined) to a new or successor entity, the new entity (“Successor Tenant”) shall be required to disclose to Landlord, not later than ten (10) days prior to the effective date of the Transfer, such financial information as may be reasonably required by Landlord regarding the Successor Tenant and any parent of the Successor Tenant or any other entity, which has or will have after the Transfer, voting or operating control over the successor Tenant (collectively, the “Parent Company”).  Landlord shall have the right to require the Parent Company to execute a guaranty, on Landlord’s standard Guaranty form, guarantying the Successor Tenant’s Lease obligations arising from and after the date of the Transfer, whether or not Landlord has consented to the Transfer or whether or not Tenant is permitted to assign this Lease to the Successor Tenant without Landlord’s consent.  As used herein, Transfer shall mean any of the following:  (i) an assignment of Tenant’s interest under the Lease; and (ii) any other transaction which results in a successor to Tenant having title to either Tenant’s leasehold interest or having control over Tenant’s voting rights or operations.

9.                                      Increase in Landlord’s Insurance Rates.

Tenant will not do, or suffer to be done other than in connection with the permitted use, anything in or about the premises, or keep or suffer to be kept, anything in or about the premises which will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates.

10.                               Insurance - Indemnity.

(a)                                  Tenant covenants and agrees that from and after the date of delivery of the premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance:

(i)                                     Public Liability and Property Damage.  General Public Liability Insurance covering the premises and Tenant’s use thereof against claims for personal injury or death and property damage occurring upon, in or about the premises, such insurance to afford protection to the limit of not less than $2,000,000 arising out of any one occurrence, and against property damage to afford protection to the limit of not less than $2,000,000; or such insurance may be for a combined single limit of $2,000,000 per occurrence.  The insurance coverage required under this Section 9(a)(i) shall, in addition, extend to any liability of Tenant arising out of Tenant’s indemnities hereinafter provided, as well as Independent Contractors’ Liability, Products/Completed Operations Liability, Personal Injury Liability and Contractual Liability.

(ii)                                  Boilers.  If Tenant’s premises shall contain a boiler or other pressure vessel, Tenant shall carry Boiler and Machinery Insurance with a direct damage limit not less than the full value of the Building.  Such insurance shall be written on a “repair and replacement” (i.e., replacement cost) basis.

(iii)                               Tenant Improvements and Property.  Insurance covering all leasehold improvements and other improvements installed by Tenant upon the premises, trade fixtures and personal property from time to time in, on or upon the premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against perils included within the standard form of fire and extended coverage insurance policy for the jurisdiction in which the premises are located, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief.  Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be held in trust by Tenant’s insurance company first for the repair, reconstruction, restoration or replacement of the property damaged or destroyed.

(iv)                              Plate Glass.  Plate glass insurance covering all plate glass in the premises.  Tenant shall be and remain liable for the repair and restoration of all such plate glass.

(v)                                 Worker’s Compensation.  Worker’s compensation insurance covering Tenant’s employees for statutory benefits payable in the state in which the premises are located and including employer’s liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000.00) per accident, One Hundred Thousand Dollars ($100,000.00) per employee for disease and Five Hundred Thousand Dollars ($500,000.00) as a policy limit for disease.

Tenant further covenants and agrees to carry and maintain, at all times during the term of this Lease, the aforegoing types of insurance (and any other types of insurance) in amounts at least equal to the minimum amounts of such insurance coverage’s commonly required of tenants in comparable office buildings in the area.

(b)                                 All policies of insurance to be provided by Tenant shall be issued in form acceptable to Landlord by insurance companies with general policyholder’s rating of not less than A and a financial rating of AAA as rated in the most current available “Best’s” Insurance Reports, and qualified to do business in the jurisdiction in which the premises are located.  Each such policy shall be issued in the names of Landlord and Tenant.  Said policies shall be for the mutual and joint benefit and protection of each of said parties and executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy.  As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.  All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days’ notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance.  In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may effect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord upon demand, as additional rent, the premium so paid by Landlord.  If, upon Tenant’s failure, rather than purchase separate insurance coverage, Landlord chooses to include Tenant’s coverage under Landlord’s insurance policies, then Tenant shall promptly reimburse Landlord upon demand, as additional rent, the greater of the increase in Landlord’s premium resulting therefrom or One Thousand Dollars ($1,000.00).  All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry.  All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named assured.  Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional assured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies (except any covering the risks referred to in paragraph (a)(i) above, shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the  total insurance allocated to the “Tenant Improvements and Property” more specifically detailed in paragraph (iii), above; and (iv) the requirements set forth herein are otherwise satisfied.  Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against the Landlord, and all other tenants or occupants of space in the Building.

(c)                                  Tenant shall, and does hereby, indemnify, defend and hold harmless Landlord and any other parties in interest set forth in paragraph (b), above, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorneys’ fees) and of anyone whatsoever (i) relating to or arising from the use and occupancy of the premises; (ii) due to or arising out of any mechanic’s lien filed against the premises, the Building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the gross negligence or willful act or omission of the Landlord, in which event, Landlord shall indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission.  Notwithstanding the foregoing, Tenant shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid against, any damage or injury arising from perils against which Tenant is required by this Lease to insure, regardless of the negligence or willful acts or omissions of others.

Landlord will indemnify Tenant, its officers, directors, members, shareholders, partners, lenders, agents and employees against, and hold them harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including without limitation consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys’ fees and court costs) arising on the Property.

(d)                                 Waiver of Right of Recovery.  Notwithstanding anything to the contrary contained in this Lease, Tenant waives all rights to recover against Landlord, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Tenant’s property to the extent covered by insurance either actually carried or required to be carried hereunder. Landlord waives (except for the amount of any deductible) all rights to recover against Tenant, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Landlord’s property to the extent covered by insurance either actually carried or required to be carried hereunder.  Neither Landlord nor Tenant shall be liable to each other or any insurance company (by way of subrogation or otherwise) which insured any such losses, damages or expenses.  Each party shall use reasonable efforts to cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Property or the premises or the contents of either of them, and if obtained then each party shall deliver to the other party (within a reasonable period of time after a written request for the same) adequate written proof (for example, a policy and certificate of insurance with attached endorsement) of the issuance of the foregoing.

11.                               Alterations.

Tenant shall not make any material alterations ($5,000 individually or $50,000 in the aggregate) to the premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not disapproved within five (5) business days after request thereof.  If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans.  Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural  integrity of the Building shall not be impaired, and that no liens shall attach to the premises by reason thereof.  Tenant agrees to obtain, at Tenant’s expense, all permits required for such alterations.  Tenant shall have the right to install rooftop antennas and/or satellite dishes with prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not disapproved within five (5) business days after request thereof.  Tenant shall have the right to post appropriate Company signage on the building or premises in accordance with Landlord’s standard signage specification.

12.                               Ownership of Alterations.

Unless Landlord shall elect that all or part of any alteration or installation (including cabling and wiring) made or installed by Tenant to the premises (including any alteration consented to by Landlord pursuant to Section 11 hereof) shall remain on the premises after the termination of this Lease, the premises shall be restored to their original condition by Tenant before the expiration of this Lease at Tenant’s sole expense, such election to be made at time Landlord approves said alterations.  Upon such election by Landlord, any such alterations, installations, improvements, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, shall become the property of Landlord as soon as they are affixed to the premises, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord.  Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the premises.  Tenant shall repair promptly, at its own expense, any damage to the premises or Building caused by bringing into the premises any property for Tenant’s use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused.

13.                               Default.

(a)                                  Any of the following events shall constitute an Event of Default by Tenant:

(i)                                     If the rent (basic or additional) shall be in arrears, in whole or in part for more than five (5) business days after written notice; or

(ii)                                  If Tenant shall have failed to perform or comply with any other term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of thirty (30) days after notice of such failure from Landlord; or

(iii)                               If the premises are vacant, unoccupied or deserted for a period of fifteen (15) days or more at any time during the term of this Lease; or

(iv)    If there shall occur an Act of Bankruptcy, as defined in

Section 38 hereof; or

(v)                                 If Tenant’s leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic’s lien) is filed against Tenant’s leasehold interest and is not discharged within ten (10) days thereafter.

(b)                                 Upon the happening of an Event of Default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

(i)                                     To distrain for any rent or additional rent in default;

(ii)                                  At any time after an Event of Default, without notice, to declare this Lease terminated and enter the premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant’s holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws; and

(iii)                               At any time after an Event of Default, without notice, to re-enter the premises without terminating the Lease, with the benefit of all laws referred to in clause (ii) above.

Notwithstanding such re-entry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date; (b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant’s default, including, but not limited to, the reasonable costs of reletting the premises and any broker’s commissions payable as a result thereof; (c) all of Landlord’s costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (d) the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the premises for the balance of the term to be determined as of the date of re-entry; or at Landlord’s option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (e) any other damages recoverable by law.  In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including Landlord’s attorney’s fees.

(c)                                  Tenant hereby waives any right to recover possession of the premises or to redeem or reinstate this Lease, which the Tenant would otherwise have after Landlord recovers possession of the premises in accordance with this Section 13.

(d)                                 In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder on the date due, Tenant shall pay a late charge equal to fifteen percent (15%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord within five (5) days after written notice from Landlord to Tenant assessing the same.  In addition, any such rental payment or other charge which is delinquent for five (5) days or more, shall bear interest from the date on which same was due at a rate equal to four (4) percentage points above the prime rate of interest published by the Wall Street Journal on the date closest to the date on which any such payment was due.

14.                               Damage or Destruction.

(a)                                  If, during the Lease term, the premises hereby leased are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in more than ten percent (10%) of the premises, Landlord shall promptly cause such damage to be repaired; if such damage renders a substantial portion of the premises untenantable, the rent reserved hereunder shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire gross rentable area of the premises, and such reduction shall be apportioned from the date of the casualty to the date when the premises are rendered fully tenantable.  Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant’s leasehold improvements, alterations, betterments, fixtures or equipment, Tenant shall, at its sole election, cause the same to be repaired or restored at Tenant’s sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.

(b)                                 If, during the Lease term, the premises or a substantial portion of the premises (more than ten percent (10%) of the premises) are rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty, or Tenant is otherwise unable to use the premises for its intended purpose and such cannot be repaired or restored to use within one hundred twenty (120) days after the casualty, the Tenant shall have the right to terminate this Lease on written notice to Landlord.  If Tenant does not elect to termination this Lease, then Landlord shall have the option either to restore the premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty.  In the event of such termination, the rent reserved hereunder shall be adjusted as of the date of the fire, accident or casualty.  If Landlord elects to restore the premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the premises are again rendered tenantable.

15.                               Possession.

In case this Lease provides for a specifically designated commencement date, and if possession of the premises, in whole or in part, cannot be given to Tenant on or before such commencement date, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and

Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified.  If possession of the premises is not given to Tenant by July 1, 2007, then Tenant shall have the right to terminate this Lease immediately upon written notice to Landlord, and both parties be released of all of their obligations under this Lease.  The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term.  Under no circumstances shall Landlord be under any liability for failure to deliver possession of the premises to Tenant on the date herein specified.

16.                               Exterior of Premises – Signs.

(a)                                  Tenant covenants and agrees that it will not place or permit any window display, sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the premises or the Building (including without limitation any displays on or in any motor vehicles used by Tenant, its employees, agents and servants), nor paint or make any change in, to or on the exterior of said premises to change the uniform architecture, paint or appearance of the Building, without in each such instance obtaining the prior written consent of Landlord, which shall not be unreasonably conditioned, withheld or delayed, and, if applicable, of any owners’ association or similar entity which may govern the use of the premises.  Tenant shall obtain, at Tenant’s expense, all permits required for such installation.  Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times.

(b)                                 Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the premises or Building in the front, rear or sides of the building other than temporarily during normal business hours, nor block any sidewalk, parking lot or other exterior portion of the premises or Building, nor do anything that directly or indirectly will materially interfere with any of the rights of ingress or egress or of light from any other tenant, nor do anything which will, in any way, change the uniform and general design of the Building or the Property.

17.                               Relocation. Intentionally deleted.

18.                               For Rent/Sale Signs.

Landlord shall have the right to place a “For Rent” sign on any portion of said premises for six (6) months prior to termination of this Lease and to place a “For Sale” sign thereon at any time.  During such six-month period, Landlord may show the premises and all parts thereof to prospective tenants between the hours of 9:00 A.M. and 5:00 P.M. on any day except Sunday or any legal holiday on which Tenant shall not be open for business.

19.                               Water and Other Damages.

Landlord shall not be liable for, and Landlord is hereby released and relieved from, all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the premises or in any part of any other property of Landlord or of others, and/or

(b) falling plaster, steam, gas, electricity, or any leak or break in any part of the premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, no matter how caused.

20.                               Right of Entry.

Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the absolute and unconditional right, license and permission, at any and all reasonable times, to enter and inspect the premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or replacements in the premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this Lease.

21.                               Termination of Term.

(a)                                  It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein.  If Tenant shall occupy the premises after such expiration or termination, it is understood that Tenant shall hold the premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to 125% the highest monthly rental installment reserved in this Lease, plus all additional rent required under this Lease.  Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by Tenants that may be now in force or may hereafter be enacted.

(b)                                 At the time Tenant surrenders the premises to Landlord, the premises shall be in compliance with all applicable building code requirements insofar as such requirements relate to Tenant’s use and occupancy of the premises or to any installations, alterations or improvements made by Tenant thereto.

22.                               Condemnation.

(a)                                  If, during the term of this Lease, all or a substantial part of the premises shall be taken by police power or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking.  Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord.  For the purposes of this paragraph, “a substantial part of the premises” shall mean such part that the remainder thereof is rendered inadequate for Tenant’s business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

(b)                                 If, during the Lease term, less than a substantial part of the premises (as hereinabove defined) is taken by police power or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord.  In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking.  If, as a result of such taking, any part of the premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking.  If the taking does not render any part of the premises unusable, there shall be no abatement of rent.

(c)                                  For purposes of this section, “taking” shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation.  As hereinabove used, the words “award or damages” shall, in the event of such sale or settlement, include the purchase or settlement price.

(d)                                 Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant’s own tangible property and such amount as may be payable by statute or ordinance toward Tenant’s damages for Tenant’s loss of business, removal and relocation expenses.

23.                               Subordination.

This Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust upon the Building now or hereafter to be made, unless the mortgagee or holder of the deed of trust elects to have Tenant’s interest hereunder superior to the interest of the mortgagee or holder of such deed of trust.  This subordination provision shall be self-operative and no further instrument of subordination shall be required.  The Tenant agrees to execute any documents necessary, subsequent to the execution of this Lease, which are required to effect such subordination.  Tenant further hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such instrument for and on behalf of Tenant.

24.                               Attornment.

(a)                                  If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due to Landlord hereunder either to Landlord or to such assignee, as required by such notice.  Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee’s interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

(b)                                 In the event the premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as the landlord hereunder.  It is understood that such purchaser or purchasers may, at its or their option, terminate this Lease immediately, upon giving written notice thereof to Tenant.

25.                               Notices to Mortgagee.

Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed ninety (90) days from the receipt of said notice, to cure, or cause to be cured, any such default.  If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

26.                               Estoppel Certificate.

Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord (or its designee) a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any.  Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the premises or the Building.

27.                               Right to Perform Covenants.

If either party shall fail to perform any covenant or duty required of it by this Lease beyond an applicable cure period or by law, the non-defaulting shall have the right (but not the obligation) to perform the same, and if necessary to enter the premises or Property for such purposes without notice.  The reasonable cost thereof to the non-defaulting party shall be deemed to be additional rent hereunder payable by the defaulting party, shall be due and payable by the defaulting party upon demand.

28.                               Non-Waiver of Future Enforcement.

The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease, including the provision breached.  No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant shall discharge or invalidate such covenant or provision or shall affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default.  The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by

Landlord.  Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of the premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.

29.                               Personal Property Taxes.

Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any leasehold interest of Tenant or personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the premises by Tenant.

30.                               Recordation of Lease.

Tenant agrees that it will, upon Landlord’s request, execute a Memorandum of this Lease in a form suitable for recording under the applicable law of the jurisdiction in which the premises are located.  The party recording such Memorandum of Lease shall pay all costs of recordation, including any transfer or recordation taxes thereon.

31.                               Severability.

(a)                                  It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted; and Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of res adjudicata, former recovery, extinguishment, merger, election of remedies or other similar defense as a default to said suit or suits.

(b)                                 If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

32.                               Non-Waiver.

It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver, and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof.  No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

33.                               Successors and Assigns.

(a)                                  Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns; shall be binding upon Tenant, its successors and assigns (including without limitation any trustee in bankruptcy or debtor-in-possession, and any assignee of the same); and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.  In the event more than one person, firm or corporation is named herein as Tenant, the liability of all parties named herein as Tenant shall be joint and several.

(b)                                 In the event Landlord’s interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, Landlord (or any subsequent assignee or transferee of Landlord’s interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability thereafter accruing or arising hereunder.  Further, the liability of Landlord, its successors and assigns, under this Lease shall at all times be limited solely to Landlord’s interest in the land and improvements comprising the Building and in the event the owner of Landlord’s interest in this Lease is at any time an individual, partnership, joint venture or unincorporated association, Tenant agrees that such individual or the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder.

34.                               Security Deposit. Intentionally deleted.

35.                               Bankruptcy.

(a)                                  An “Act of Bankruptcy” shall mean:

(i)                                     the application by Tenant or any guarantor of Tenant or its or their consent to the appointment of a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or a substantial part of its or their assets;

(ii)                                  the filing of a voluntary petition in bankruptcy or the admission in writing by Tenant or any guarantor of Tenant of its inability to pay its debts as they become due;

(iii)                               the making by Tenant or any guarantor of Tenant of an assignment for the benefit of its creditors;

(iv)                              the filing of a petition or an answer seeking a reorganization or an arrangement with its creditors or an attempt to take advantage of any insolvency law;

(v)                                 the filing of an answer admitting the material allegations of a petition filed against Tenant or any guarantor of Tenant in any bankruptcy, reorganization or insolvency proceeding;

(vi)                              the entering of an order, judgment or decree by any court of competent jurisdiction adjudicating Tenant or any guarantor of Tenant, as a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or of all or a substantial part of its or their assets; or

(vii)                           the commencing of any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and the continuation of such order, judgment, decree or proceeding unstayed for a period of sixty (60) days.

(b)                                 Upon the occurrence of an Act of Bankruptcy, this Lease and all rights of Tenant hereunder shall automatically terminate with the same force and effect as if the date of any such event were the date stated herein for the expiration of the term, and Tenant shall vacate and surrender the premises, but shall remain liable as herein provided.  Landlord reserves any and all remedies provided herein or at law or in equity.

(c)                                  If this Lease is not terminated in accordance with subsection (b) above because such termination is not permitted under the Bankruptcy Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”), then upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree:

(i)                                     To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

(ii)                                  To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the premises an amount equal to all basic rent and all additional rent reserved hereunder;

(iii)                               To reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within thirty (30) days of the filing of a petition under any other Chapter;

(iv)                              To give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease;

(v)                                 To give Landlord at least thirty (30) days prior written notice of any abandonment of the premises, any such abandonment to be deemed conclusively a rejection of this Lease;

(vi)                              To be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above; and

(vii)                           To be deemed to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

(d)                                 Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as rent, shall constitute “rent” for the purposes of Section 502(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorney’s fees incurred by Landlord by reason of Tenant’s bankruptcy.

(e)                                  In the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not directly paid or delivered to Landlord shall be held in trust for the benefit of Landlord by the recipient thereof and be promptly paid to or turned over to Landlord.  If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, the notice of such proposed assignment setting forth (i) the name and address of such person; (ii) all of the terms and conditions of such offer; and (iii) adequate assurance to be provided to Landlord to assure such assignee’s future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

(f)                                    Nothing contained in this Section 35 shall be deemed in any manner to limited Landlord’s rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended.

(g)                                 No default under this Lease by Tenant, either prior to or subsequent to any Act of Bankruptcy, shall be deemed to have been waived unless expressly done so in writing by Landlord.

(h)                                 Neither Tenant’s interest in this Lease, nor any estate created hereby in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided by the Bankruptcy Code.

36.                               Broker’s Commission.

Tenant and Landlord warrant that they have dealt with no broker in connection with this Lease except Richie Blue of Blue and Obrecht, and agree to indemnify, defend and save the other harmless from all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorney’s fees, that may arise from any breach of this warranty.  Landlord shall be solely responsible for any fee or commission due to the foregoing named broker and/or agent.

37.                               Rules and Regulations.

Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C, and with any amendments or modifications thereto that Landlord shall, from time to time, promulgate with respect to the Building.  Any such amendments or modifications to the rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

38.                               Environmental Provisions.

(a)                                  Tenant and its successors and assigns shall use and operate the building, the property and the leased premises, respectively, at all times during the term hereof, under and in compliance with the laws of the jurisdiction in which the premises are located and in compliance with all applicable Environmental Legal Requirements.  “Environmental Legal Requirements” shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or omissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls (“PCBs”) or asbestos, or asbestos containing products, to the disposal, treatment, storage or management of solid or other hazardous or harmful wastes or to exposure to toxic, hazardous or other harmful materials (collectively “Hazardous Substances”) to the handling, transportation, discharge or release of gaseous or liquid substance and any regulation or final order or directive issues pursuant to such statute or ordinance, in each case applicable to the premises, the building or its operation, construction or modification, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act (“FWPCA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Solid and Hazardous Waste Amendments of 1984 (“RCRA”), the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of any of the above-referenced substances.

(b)                                 Tenant hereby indemnifies, defends and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the premises or elsewhere within the building or property of Landlord (if brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within fifteen (15) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements and (ii)

within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Legal Requirements with respect to the premises or with respect to any other portions of Landlord’s building or property as the result of the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys’ fees, fines or other penalty payments.

(c)                                  For purposes of this provision, Tenant shall be conclusively deemed to have violated the Environmental Requirements if (i) any notice or order is directed to either Landlord or Tenant by any governmental agency, body, or court alleging that such violation has occurred; or (ii) if Landlord obtains and delivers to Tenant a report prepared by an engineer or other party engaged in the business of testing or determining the existence of Hazardous Substances, which report states that there are Hazardous Substances used, stored or placed upon the premises.  In the event Tenant is deemed to have violated any of the Environmental Requirements as set forth in the preceding sentence, Landlord shall have the right and option, after fifteen (15) days’ prior written notice to Tenant, to terminate this Lease by written notice thereof to Tenant, in which event Landlord shall retain all rights and remedies, and tenant shall be subject to all liabilities set forth in Article 13 of this Lease notwithstanding such termination.

(d)                                 Tenant further agrees that, in the event Landlord notifies Tenant of Landlord’s intention to remediate mold in the Premises or in any adjoining property of Landlord, Tenant will provide access to the Premises to permit Landlord to remediate any such problem.  In the event Landlord determines that Tenant should vacate the Premises during such remediation which was not caused by any act or omission of Tenant, its agents, employees, contractors or invitees, Tenant agrees to relocate, at Landlord’s expense, to another premises owned by Landlord or an affiliate of Landlord, if necessary, in order for Landlord to complete such remediation.

(e)                                  Tenant hereby grants Landlord, and Landlord’s agents and employees (including, but not limited to, any engineers or other parties engaged in the testing of Hazardous Substances) the reasonable right to enter upon the premises for the purpose of determining whether Tenant, its agents, employees, contractors or invitees, has violated any of the provisions of this Section.

39.                               Captions.

The captions of the various sections of this Lease are for convenience only and are not a part of this Lease.  Such captions shall not be construed to define or limit any of the provisions of this Lease.

40.                               Final and Entire Agreement.

This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.  Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the premises or Building, except as expressly set forth herein.  Any representation, inducement, warranty, understanding or agreement that is not contained in this Lease shall not be of any force or effect.

41.                               Counterparts.

This Lease may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

42.                               Authority.

The person executing and delivering this Lease on behalf of Tenant hereby covenants and warrants that such person is duly authorized to execute and deliver this Lease on behalf of Tenant.

43.                               Notices.

Any notice required by this Lease shall be sent by certified mail, postage prepaid, return receipt requested, or by a recognized overnight delivery service such as Federal Express with a receipt by addressee, to Landlord at Merritt Properties, LLC, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244.  Any notice required by this Lease shall be sent in the same manner to Tenant at the premises. with a copy to Robert P. Legg, Esquire, Neuberger, Quinn, Gielen, Rubin & Gibber P.A., One South Street, 27th Floor, Baltimore, Maryland 21202.  Either party may, at any time, and from time to time, designate in writing a substitute address for that set forth above, and thereafter all notices to such party shall be sent by certified mail to such substitute address.

44.                               Tenant Representative.

The name, address and telephone number of Tenant’s representative to be contacted in event of emergency are as follows:

Name: Doug Rein

Business Phone: (410) 229-1292

Cell Phone: (410) 336-1130

45.                               Waiver of Jury Trial.

THE LANDLORD AND THE TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE.  THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

46.                               Submission Not An Offer.

The submission of this document for examination does not constitute an option or offer to lease the Premises.  This document shall have no binding effect on the parties unless executed by both Landlord and Tenant and a fully executed copy is delivered to each of them.

47.                               Renewal Option.

If Tenant is not then in default under this Lease or any of the provisions hereof, Tenant may extend the term of this Lease for one (1) additional successive period of three (3) years, by notifying Landlord in writing of its intention to do so at least one hundred eighty (180) days prior to the expiration of the then current term.  Such renewal term shall be under the same terms and conditions as are herein set forth except that the annual rental for the renewal term shall be adjusted as follows:

RENTAL FOR THE FIRST YEAR OF THE RENEWAL TERM SHALL BE ONE HUNDRED THREE PERCENT (103%) OF THE RENT DURING THE LAST YEAR OF THE INITIAL TERM.  THEREAFTER, THE RENTAL RATE SHALL INCREASE ANNUALLY AT A RATE OF THREE PERCENT (3%) OVER THE PRECEDING YEAR’S RENTAL RATE THROUGHOUT THE RENEWAL TERM.

48.                               Additional Items.

Landlord shall provide a fifty thousand dollar ($50,000.00) Tenant Improvement Allowance which shall be used for Improvements to the premises, and shall be reimbursed to the Tenant in the form of a rental credit.   In addition, Landlord, at Landlord’s sole cost and expense, shall paint the warehouse walls and polish and seal warehouse floor in a similar condition as test strip performed by Consolidated Coatings and approved by Tenant on May 30, 2007.

49.                               Termination Option.

Tenant is hereby granted one (1) one (1) time option to terminate this Lease as of the end of the third (3rd) year of the Lease term provided all of the following conditions are complied with: (i) Tenant shall not be in default under any of Tenant’s obligations under the Lease as of the date Tenant exercises the option to terminate; (ii) Tenant must give Landlord written notice of Tenant’s election to terminate not later than one hundred and eighty (180) days prior to the expiration of the third (3rd) year of the Lease term and; (iii) Tenant shall pay a termination fee of twenty-five thousand dollars ($25,000.00) thirty (30) days prior to the expiration of the third (3rd) year of the Lease term. Tenant shall continue to make all such rental payments when and as the same are due and payable.  All rentals and other charges payable by Tenant to Landlord shall be adjusted as of the termination date.

50.                               Fees and Costs.

In the event of a dispute under this Lease, the prevailing party in such dispute, or litigation arising from such dispute, shall be entitled to recover from the other its reasonable attorneys’ and experts’ fees, costs and expenses incidental to such dispute or litigation, including any appeal.

51.                               Time.

Time is of the essence for all purposes in this Lease.

- Signature Page to Follow -

WITNESS the hands and seals of the parties hereto as of the day and year first above written.

WITNESS:	LANDLORD:

MERRITT/BAVAR-VA, LLC

	By:	Merritt Management Corporation, Agent

/s/	By:	/s/
Name:
Title:

WITNESS/ATTEST:	TENANT:

TESSCO Technologies, Inc.

/s/	By:	/s/
Name:
Title: